UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Federal National Mortgage Association

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

This DEFA14A submission is being refiled solely for the purpose of including the Schedule 14A cover page which was inadvertantly omitted from the original filing on November 2, 2007.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 14, 2007. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.fanniemae.com: Proxy Statement / 2006 Annual Report to Shareholders You can also view these materials at www.investorEconnect.com with the 12 Digit Control number (located on the following page). If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below on or before December 1, 2007. Shareholders may request paper copies of the proxy materials for the 2007 Annual Meeting of Shareholders or for all meetings. B To request material: Internet: www.investorEconnect.com Telephone: 1-800-579-1639 **Email: sendmaterial@investorEconnect.com **If requesting material by e-mail please send a blank e-mail with the 12 Digit Control number (located on the following page) in the subject line. A Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. R C O D E Mailstop: 1H-2S/05 3900 Wisconsin Avenue NW FANNIE MAE Washington, DC 20016-2892 2007 Annual Meeting of Shareholders 1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 1 2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 15 12 December 14, 2007 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 OF 4-TEST PRINT 5-51 MERCEDES WAY 2 6-EDGEWOOD, 7-NY 8-11717 R1FAN1 P99999-010 12 15 # OF # PAGE A (OF DUPLEX A/B)

Meeting Date, Time and Location How To Vote In Person The Fannie Mae 2007 Annual Meeting of Shareholders Should you choose to attend the meeting and vote these (For beneficial owners as of October 22, 2007) shares in person, you will need personal identification and, To be held on December 14, 2007 at 10:00 A.M. (local time) unless you are a record holder of common stock, evidence of Location: your ownership of Fannie Mae common stock as of the close Hilton Washington of business on the record date, October 22, 2007. Please 1919 Connecticut Avenue, NW check the proxy statement for requirements for meeting Washington, DC 20009 attendance. See the next page for Voting Items and instructions on How To Vote By Internet → Meeting Directions From points North: From points South: Take I-95 South towards Washington Take I-95 South towards Washington Merge onto I-495 West/Capital Beltway Take I-395 North via exit 170A-B/I-495 Tysons Corner Take exit 28B — New Hampshire Ave NE toward Takoma Park Take US-1 North toward downtown Turn right on Park Road NW Go onto 14th Street Turn left on 14th Street NW Turn left on K Street NW Turn right on Columbia Road NW Turn right on Connecticut Avenue NW Turn right on California Street NW End at 1919 Connecticut Avenue NW Turn left on Connecticut Avenue NW End at 1919 Connecticut Avenue NW R1FAN2 P99999-010 12 15 # OF # PAGE B (OF DUPLEX A/B)

Voting items The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. Proposal to elect 12 directors 01) Stephen B. Ashley 07) Daniel H. Mudd 02) Dennis R. Beresford 08) Leslie Rahl 03) Louis J. Freeh 09) John C. Sites, Jr. 04) Brenda J. Gaines 10) Greg C. Smith 05) Karen N. Horn, Ph.D. 11) H. Patrick Swygert B 06) Bridget A. Macaskill 12) John K. Wulff A R 2. Proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2007. C O 3. Proposal to approve an amendment to the Fannie Mae Stock Compensation Plan of 2003. D E The Board of Directors recommends a vote AGAINST Proposals 4 and 5. 4. Proposal to require shareholder advisory vote on executive compensation. 5. Proposal to authorize cumulative voting. How To Vote By Internet CONTROL # → 0000 0000 0000 To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXX-40 delivery of information up until 11:59 P.M. Eastern Time on FINANCIAL SOLUTIONS Acct #XXXXXXXXXXXXX December 13, 2007. Have your notice in hand when you access the ATTENTION: SHARESXXXXXXXXXXX web site and follow the instructions. No personal information other TEST PRINT Cusip than the 12 Digit Control number (located to the right) is necessary 51 MERCEDES WAY P99999-010 to execute a proxy. EDGEWOOD, NY 12 R1FAN3 11717 15 # OF # PAGE C (OF DUPLEX C/D)

0 2 0 0 0 0 0 0 0 0 0 0 9 9 9 9 9 9 9 9 9 9 9 9 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 Acct #XXXXXXXXXXXXX R1FAN4 SHARESXXXXXXXXXXX Cusip P99999-010 12 15 # OF #